EXHIBIT 4.8

                                                 LETTER AGREEMENT

                                                 February 28, 2005

J. Virgil Waggoner
480 North Sam Parkway East
Suite 300
Houston, Texas  77060


Mr. Waggoner:

We understand that you desire to exchange your 3,000 shares Series A Preferred Stock, par value $0.01 per share, of GulfWest Oil & Gas Company (the "SERIES A PREFERRED STOCK"), for 3,000 shares of Series H Preferred Convertible Stock, par value $0.01 per share, of GulfWest Energy Inc. (the "SERIES H PREFERRED STOCK"), as provided for in the Statement of Resolution for the Series A Preferred Stock, as amended or as proposed to be amended. We understand that you are executing and delivering the Omnibus and Release Agreement as required by such Statement of Resolution which, among other things, provides for a release of claims against various persons and entities and restricts the transfer of the Series H Preferred Stock to be received in such exchange. However, you are also executing and delivering a Share Transfer Restriction Agreement which would also contain a release of claims and subject your shares of Series H Preferred Stock to transfer restrictions.

Based on and in consideration of the foregoing and our rights under the Share Transfer Restriction Agreement and related irrevocable Proxy, we hereby waive any rights we may have under the Omnibus and Release Agreement under SECTION 3(D) (RESTRICTIONS ON TRANSFER), SECTION 4 (RIGHT OF FIRST REFUSAL), and SECTION 7 (RELEASE). Further, in the event of a conflict between the Share Transfer Restriction Agreement and Omnibus and Release Agreement, the Share Transfer Restriction Agreement shall control. In addition, you agree to waive any rights under SECTION 8 (PIGGYBACK REGISTRATION RIGHTS).

If you agree with the foregoing, please sign below.

                                             [signature pages follow]

                                             [GulfWest Signature Page]

                                             Sincerely,


                                             GULFWEST ENERGY INC.

                                             By: /S/THOMAS KAETZER
                                             ------------------------------
                                             Name: Thomas Kaetzer
                                             Title: President


                                             GULFWEST OIL & GAS COMPANY

                                             By: /S/ THOMAS KAETZER
                                             ------------------------------
                                             Name: Thomas Kaetzer
                                             Title: President

                                           [Oaktree Signature Pages]

                                           AGREED AND ACKNOWLEDGED:

                                           OCM GW HOLDINGS, LLC

                                           By: OCM Principal Opportunities
                                           Fund III, L.P., its managing member

                                           By: OCM Principal Opportunities
                                           Fund III GP, LLC, its general partner

                                           By: Oaktree Capital Management,
                                           LLC, its managing member

                                           By: /S/ STEPHEN A. KAPLAN
                                           -------------------------------------
                                           Name: Stephen A. Kaplan
                                           Title: Principal

                                           OCM PRINCIPAL
                                           OPPORTUNITIES FUND III, L.P.

                                           By: OCM Principal Opportunities
                                           Fund III GP, LLC, its general partner

                                           By: Oaktree Capital Management,
                                           LLC, its managing member

                                           By: /S/ STEPHEN A. KAPLAN
                                           -------------------------------------
                                           Name: Stephen A. Kaplan
                                           Title: President


                                           OCM PRINCIPAL
                                           OPPORTUNITIES FUND III GP, LLC

                                           By: Oaktree Capital Management,
                                           LLC, its managing member

                                           By: /S/ STEPHEN A. KAPLAN
                                           -------------------------------------
                                           Name: Stephen A. Kaplan
                                           Title: Principal

                                           OAKTREE CAPITAL
                                           MANAGEMENT, LLC

                                           By: /S/ STEPHEN A. KAPLAN
                                           -------------------------------------
                                           Name: Stephen A. Kaplan
                                           Title: Principal

                                           [Waggoner Signature Page]

                                           AGREED AND ACKNOWLEDGED:


                                           /S/ J. VIRGIL WAGGONER
                                           -------------------------------------
                                           J. Virgil Waggoner